Registration No. 033-61789


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PROVIDIAN CORPORATION

             (Exact name of registrant as specified in its charter)

Delaware                                                      51-0108922

(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

Providian Center
400 West Market Street
Post Office Box 32830

Louisville, Kentucky                                                   40202
(Address of Principal Executive Offices)                            (Zip Code)

                  Providian Corporation 1995 Stock Option Plan

                            (Full title of the plan)

                            R. Michael Slaven, Esq.,

                Assistant General Counsel and Assistant Secretary

                              PROVIDIAN CORPORATION

                             400 West Market Street

                              Post Office Box 32830

                           Louisville, Kentucky 40202

                     (Name and address of agent for service)

                                                  (502) 560-2132

          (Telephone number, including area code, of agent for service)

PROSPECTUS

4,500,000 Shares
Common Stock
(Par Value $1)

This Prospectus covers 4,500,000 shares of Common Stock, par value $1 per share (the "Common Stock"), of Providian Corporation, a Delaware corporation (the "Company") issuable to key salaried employees of the Company and its subsidiaries upon exercise of options (the "Options") which may be granted hereafter pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan"). Proceeds from the sale of shares upon exercise of options will be added to the general funds of the Company and will be available for general corporate purposes.

-------------

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------

Shares purchased pursuant to Options may be sold from time to time on the New York Stock Exchange or other securities exchanges at then current prices. Certain optionees making such resales may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. This Prospectus is not available for, nor does it cover, reoffers or resales of securities acquired by "affiliates" of the Company as defined in Rule 405 promulgated under the Securities Act of 1933.

---------------



The date of this Prospectus is May 6, 1997

AVAILABLE INFORMATION

This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). The Registration Statement may be inspected without charge at the principal office of the SEC in Washington, D.C., and copies of all or any part of it may be obtained from the SEC upon payment of the prescribed fees.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and files reports, proxy statements, and other information under the Exchange Act with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices at 75 Park Place, 14th Floor, New York, New York 10007, and Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the SEC, Washington, D.C.

20549, at prescribed rates.

The Company's Common Stock is listed on the New York Stock Exchange and on the Pacific Stock Exchange and the various reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of such exchanges (20 Broad Street, Room 401, New York, New York 10005, and 301 Pine Street, San Francisco, California 94104, respectively).

Copies of all reports, proxy statements and other communications distributed to shareholders of the Company will be transmitted to all participants in the Plan who do not otherwise receive such material as shareholders or employees. However, participants may also request a copy of any document incorporated herein by reference from Providian Corporation, Human Resources Department and it will be promptly supplied without charge.

THE COMPANY

The issuer of the shares of Common Stock covered by this Prospectus is Providian Corporation, a Delaware corporation. The principal executive office of the Company is located at Providian Center, 400 West Market Street, Post Office Box 32380, Louisville, Kentucky 40202, and its telephone number is (502) 560-2000.

THE PLAN

The Company has adopted the 1995 Stock Option Plan (the "Plan") which is described below. As of April 20, 1997, Options to purchase 3,028,200 shares of Common Stock have been granted under the Plan. As of April 20, 1997, 437 employees held Options under the Plan.

Reports concerning the status of a participant's outstanding options will be furnished upon the request of such participant directed to First Chicago Trust Company of New York at 1-800-552-0668. Such reports will include the following information: (1) the number of outstanding Options held by the participant; (2) the exercise price of each such outstanding Option; (3) the dates upon which such Options become exercisable; and (4) the expiration dates of the Options.

The Plan is not subject to any provisions of the Employment Retirement Income Security Act of 1974.

General

The Plan was adopted by the Board of Directors of the Company on February 15, 1995, and approved by stockholders of the Company on May 5, 1995. The Plan was amended on February 21, 1996.

Options granted under the Plan may qualify as incentive stock options ("ISOs") under Section 422A of the Internal Revenue Code of 1986 as amended (the "Code"), and be eligible for favorable tax treatment if the Human Resources Committee of the Board of Directors of the Company so designates. Otherwise, Options granted under the Plan are not eligible for the favorable tax treatment accorded qualified options and such Options may be hereafter referred to as "NQSOs." See "Federal Income Tax Consequences" on page 7. The Plan is not qualified under
Section 401(a) of the Code.

The purpose of the Plan is to advance the interest of the Company by enabling it and its operating companies to attract and retain the best available personnel for positions of substantial responsibility, and to provide key employees of the Company and its operating companies with an opportunity for investment in the Company Common Stock; thereby giving them an additional incentive to increase their efforts on behalf of the long term success of the Company and its operating companies.

No options may be granted under the Plan after May 5, 2004. The Board of Directors may, at its discretion, terminate the Plan at any time; however, outstanding options are not to be affected by the termination of the Plan.

Administration

The Plan is administered by the Human Resources Committee of the Board of Directors of the Company (the "Committee"). At present, the members of the Committee are F. Warren McFarlan (Chair), John M. Cranor III, Lyle Everingham, Raymond V. Gilmartin, Ned C. Lautenbach and Watts Hill, Jr. who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Treasury Regulation ss.1.162-27 9. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

The Committee shall have full authority to administer the Plan, including without limitation, the authority to approve participants to whom Options are granted; determine the size, types and frequency of Options granted under the Plan; determine the terms and conditions of Options, including any restrictions or conditions to the Option, which need not be identical for all participants; accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Option, for any reason; modify the duration of an Option exercise period or term of an Option grant; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend and rescind rules and regulations for the Plan's administration; and amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan.

Group Eligibility

Options may be granted under the Plan to key salaried employees of the Company or its Subsidiaries. A Participant shall be any such eligible employee who is designated by the Committee in its sole discretion to receive an Option under the Plan. Directors who are neither officers nor employees devoting their full time to the Company or a subsidiary are not eligible to receive Options under the Plan.

Option Period and Exercise Provisions

Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth (10th) anniversary of its grant. The exercise price for each Option granted under the Plan shall be not less than the Fair Market Value of shares of Common Stock (the "Shares") on the date the Option is granted. The Fair Market Value is defined as the mean between the highest and lowest sale price of the Shares as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. No more than 500,000 Options may be granted to any one Participant during any calendar year.

Options are subject to such vesting requirements as are established by the Committee in connection with the grant. The Plan provides that all outstanding Options will become exercisable immediately upon a "change in control" as defined in the "Plan". Options are exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by an arrangement acceptable to the Company to provide full payment of the Option exercise price on or prior to the settlement date and all applicable withholding taxes. The Option exercise price for Shares as to which an Option is exercised shall be paid to the Company, at the discretion of the Committee, either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering shares having a Fair Market Value at the time of exercise equal to the Option exercise price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c). The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

In February 1996, the Plan was amended to give the Board and the Committee greater ability to make appropriate adjustments to the Plan and awards under the Plan to reflect corporate reorganizations, spinoffs and similar transactions.

Termination, Retirement and Death or Disability

If the employment of a participant is terminated for cause, all then outstanding Options of such participant, whether or not exercisable, shall terminate immediately. If the employment of a participant is terminated for any reason other than for cause, death, disability or retirement, to the extent then outstanding Options of such participant are exercisable, such Options may be exercised by such participant or his personal representative at any time prior to the earlier of the expiration date of the Options or the date which is ninety
(90) days after the date of such termination of employment.

In the event of retirement of the participant, to the extent then outstanding Options of such participant are exercisable, such Options may be exercised by the participant (a) in the case of NQSOs, within five years after the date of the retirement and (b) in the case of ISOs, within ninety (90) days after retirement as ISOs or four years nine months thereafter as NQSOs; provided, however, that no such Options may be exercised on a date subsequent to their expiration.

In the event of the death or disability of a participant while employed by the Company or a Subsidiary, all then outstanding Options of such participant shall become fully vested and immediately exercisable, and may be exercised at any time (a) in the case of NQSOs, within five years after the date of death or determination of disability, (b) in the case of ISOs, within five years after the date of death or within one year after the date of determination of disability as ISOs, or four years thereafter as NQSOs; provided however, that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided above (a) in the event of the death of a participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (b) in the event of the disability of a participant, by the participant, or if such participant is incapacitated, by his legal representative.

Stock Appreciation Rights Under the Plan

If the Committee issues stock appreciation rights in tandem with an Option granted under this Plan, such rights shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent that such Option is exercisable. A grant of stock appreciation rights shall require, as a condition to its exercise, that the grantee surrender to the Committee, unexercised, the related Option. Upon exercise of a stock appreciation right, the grantee shall be entitled to receive an aggregate value equal to the product of (a) the excess of the fair market value of one Share on the date of exercise over the Option exercise price multiplied by (b) the number of the stock appreciation rights being exercised. The Committee shall have the right to determine whether such aggregate value shall be paid to such grantee in Shares, cash, or part in cash and part in Shares. No fractional shares will be issued, but instead cash will be paid in lieu of the fractional Share to which the grantee would otherwise be entitled.

Holders of stock appreciation rights may elect, in lieu of exercising the related option in conjunction with which the stock appreciation rights were granted, to receive the economic value of such rights which will be measured by the excess of the market value of that portion of the shares covered by the option over the option price of such shares on the date of exercise.

The exercise of stock appreciation rights enables the option holder to realize a portion of the value of the option without having to provide the cash payment which would be necessary to exercise the option. To exercise such rights, the holder must surrender those options to which the rights are attached. To the extent that stock appreciation rights are exercised, those options to which such rights relate will be considered exercised for the purpose of the limitation on the number of shares available under the Plan.

The Committee has sole discretion, with respect to the exercise of stock appreciation rights, to determine the form in which payment of the economic value of stock appreciation rights will be made (i.e., cash, common stock, or any combination thereof).

Amendment

The Board may, at any time, amend, modify or terminate the Plan. However, to the extent required by sections 422 or 162 (m) of the Code, Section 16 of the Exchange Act and the rules promulgated thereunder, any national securities exchange or system on which the shares are then listed or reported or a regulatory body having jurisdiction with respect hereto, no such amendment, modification or termination shall be made without approval of stockholders of the Company to materially increase (within the meaning of Rule 16b-3 promulgated under the Exchange Act or any successor rule ("Rule 16b-3")) the benefits accruing to participants under the Plan; materially increase (within the meaning of Rule 16b-3) or otherwise increase (for purposes of the Code) the total amount of shares which may be issued under the Plan, except as provided in Section 4.2 of the Plan; or materially modify (within the meaning of Rule 16b-3) or otherwise modify (for purposes of the Code) the class of employees eligible to participate in the Plan. The Committee may amend the terms of any award, prospectively or retroactively, but no such amendment shall impair the rights of any participant without such participant's consent. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding award without the written consent of the participant holding such award.

FEDERAL INCOME TAX CONSEQUENCES

Non-Qualified Options

Under the Code, as currently in effect, the granting of a non-qualified option under the Plan does not produce taxable income to the optionee or a tax deduction to the Company. An optionee will realize ordinary income upon the exercise of a non-qualified option measured by the excess of the fair market value of the stock acquired over the option price.

Upon exercise of a non-qualified option, the Company is permitted a deduction in an amount equal to that which the optionee includes in income. The deduction is permitted for the Company's taxable year in which or with which the optionee's taxable year of inclusion ends.

Income realized by the optionee upon exercise of a non-qualified option will constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements necessary to ensure that funds equaling the amount of tax required to be withheld are available for payments. The tax basis for the stock acquired is the option price plus the taxable income recognized. the optionee's holding period for such shares will begin at the time the optionee is required to recognize income.

If a non-qualified option is exercised by the delivery of shares of Common Stock, the transfer of the shares already owned for the option shares will be a tax-free exchange under Section 1036 of the Code. The spread between the fair market value of the option shares received and the option price, however, will be ordinary income to the optionee. The optionee's basis in the number of option shares which equals the number of shares transferred will be the carryover basis of the shares exchanged and the holding period of such shares will include the period for which the shares transferred were held. The optionee's basis in the number of option shares in excess of the number of shares transferred will be the fair market value at the time of exercise of the option, and the holding period will begin on the date of exercise.

Incentive Stock Options

The Code authorizes a classification of options called ISOs with respect to which favorable tax treatment is available to the optionee. The Committee may designate certain options granted under the Plan as ISOs.

An optionee is not taxed at the time of grant or exercise of an ISO, nor is an optionee taxed upon the conversion of a non-ISO into an ISO. If an ISO option share is sold at least two years after the grant of the option and at least one year after the exercise of the option, any gain recognized is taxed as long-term capital gain, in which case the Company will not be entitled to a tax deduction with respect to such sale, up to the difference between the fair market value of the stock at the time of the exercise of the option and the option price, will be taxed to the optionee as ordinary income and any additional gain will be taxed as capital gain. In such event, the company will be entitled to a deduction to the extent of any gain taxed to the optionee as ordinary income.

If an ISO is exercised by the delivery of shares of Company stock, the exchange will be treated as a taxable event unless (1) the transferred option stock satisfies the applicable statutory option stock holding periods, or (2) the transferred stock was not acquired by the exercise of a statutory stock option.

The spread between the fair market value of a share received pursuant to exercise of an ISO and the option price is considered an item of tax preference for purposes of the alternative minimum tax. The portion of a taxpayer's minimum alternative tax attributable to certain items of tax preference, including the spread upon the exercise of an ISO, can be credited against the taxpayer's regular tax liability in later years to the extent that liability exceeds the alternative minimum tax.

In the case of stock appreciation rights, the optionee will not be subject to tax at the time of grant. However, stock or cash delivered in payment of such rights will be treated as compensation taxable to the optionee, and the Company will be entitled to a deduction in an amount equal to the cash received or the fair market value of the stock received by the grantee. The optionee's tax basis for any stock so acquired will be the market value at the time of exercise of the stock appreciation rights. Any gain or loss realized on the ultimate disposition of any stock so acquired will be capital gain or loss.

Optionees should consult their own tax advisors regarding the tax consequences of their transactions.

POSSIBLE RESTRICTIONS ON RESALE

Federal securities laws impose restrictions on certain resales of Common Stock acquired pursuant to the Plan. Resale by affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, may be made only pursuant to Rule 144 under the Act. As an alternative, an "affiliate" may resell pursuant to an effective registration statement.

In addition to the restrictions imposed by the Securities Act of 1933 on resales by "affiliates," Section 16(b) of the Exchange Act provides that the Company, or its shareholders acting on its behalf, has the right to recover any profit realized by any director or officer or 10 percent shareholder (irrespective of whether such person is an "affiliate") from any purchase and sale, or any sale and purchase, of common stock within any period of less than six months. Common stock received by any participant who is not an "affiliate" may generally be resold without restriction.

No person has been authorized by the Company to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This Prospectus does not constitute an offer to buy in any State to any person to whom it is unlawful to make such offer or solicitation within such state.

Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.

 Providian Corporation

 ----------------

 4,500,000 shares
 Common Stock

 1995 Stock Option

Plan

----------------

Prospectus

PART II

Information Required in the Registration Statement.

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are hereby incorporated by reference:

1. The Company's Annual Report on Form 10-K (File No. 1-6701) for the year ended December 31, 1996, filed on March 31, 1997, pursuant to Section 13 of the Exchange Act.

2. The Company's Proxy Statement for the Annual Meeting of Shareholders to be held on May 29, 1997, (File No. 1-6701) filed on April 18, 1997.

3. The Company's Current Report on Form 8-K (File No. 1-6701) filed on February 12, 1997.

4. The Company's Current Report on Form 8-K (File No. 1-6701) filed on April 22, 1997.

5. The description of the stock to be registered in Providian's Registration Statement on Form 10 dated April 29, 1970.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities hereby offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF CAPITAL STOCK

The Company's authorized Capital Stock consists of 300,000,000 shares of Common Stock, 6,000,000 shares of preferred stock, $5 par value and 25,000,000 shares of preference stock, $.01 par value. On April 20, 1997, there were 94,671,110 shares of Common Stock and no shares of preferred or preference stock outstanding (other than preferred stock held by a subsidiary). Information for all future fiscal years concerning the number of authorized and issued shares of the Company's capital stock, and the description of such capital stock, will be included in the Company's reports filed under the Exchange Act, and shall be deemed to be incorporated by reference herein, and to be a part hereof, from the date of filing of such statements.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law permits a corporation to indemnify a director, officer, employee or agent of the corporation if the director, officer, employee or agent acted in good faith and in what he believed to be the best interests of the corporation, except that such a person may not be indemnified in actions where he is liable to the corporation, unless a court determines that such indemnification is nonetheless proper. In a criminal action, an officer, director, employee or agent may be indemnified if he had no reasonable cause to believe his conduct was unlawful. The Company's Certificate and Bylaws provide for indemnification of officers, directors, employees and agents to the fullest extent authorized by the Delaware General Corporation Law and include provisions that eliminate or limit the personal liability of the Company's directors to the Company or its shareholders for breaches of fiduciary duty, within certain limits.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.           EXHIBITS

The following exhibits are filed as part of this registration statement.



Ref. No.            Description of Document                           Number
--------            -----------------------                           ------
(4)      Providian Corporation's 1995 Stock Option Plan.              4.1**
         (Incorporated by reference to Appendix A of Providian
          Corporation's 1995 Proxy Statement)

(4)      Certified resolution of Providian Corporation's Human        4.2*
         Resources Committee, dated February 21, 1996, amending the 1995 Stock Option Plan

(5)      Opinion of Counsel of Stites & Harbison                      5.1**
                                                  5.1**
(23)     Consent of Ernst & Young LLP, independent auditors of       23.1**
         Providian Corporation

(23)     Consent of Stites & Harbison, independent counsel of        23.2**
         Providian Corporation (included in Exhibit 5)

(24)     Powers of Attorney authorizing Steven T. Downey,            24.1*
         James V. Elliott, and R. Michael Slaven to sign the
         Registration Statement in any and all capacities on behalf of Irving W. Bailey, II; Steven T. Downey; James
         V. Elliott; Shailesh J. Mehta; John M. Cranor III;
         Lyle J. Everingham; J. David Grissom; Watts Hill Jr.;
         Ned C.Lautenbach; F. Warren McFarlan; Martha R. Seger

(24)     Certified resolution of Providian Corporation's Board of   24.2*
         Directors authorizing the execution of powers of attorney.

*   Filed herewith.
**  Previously filed.

Item 9.           UNDERTAKINGS

The undersigned registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky, on May __, 1997.

                                                     Providian Corporation

                                                     By: Irving W. Bailey II
                                                     Chairman of the Board,
                                                     President, and Chief
                                                     Executive Officer

                                                     By: ______________________
                                                            R. MICHAEL SLAVEN
                                                            Attorney-in-fact for
                                                            Irving W. Bailey II

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated on this

       Signature                               Titles

  Irving W. Bailey II                   Chairman of the Board,

________________________                President, and Chief Executive Officer
  Irving W. Bailey II                   Principal Executive Officer)

    Shailesh Mehta                      President, and Chief Operating Officer

------------------------
    Shailesh Mehta

   James V. Elliott                     Senior Vice President,
________________________                General Counsel and Secretary

   James V. Elliott

     Steve Downey                       Vice President and Controller

-----------------------
     Steve Downey

   John L. Clendenin                    Director

-----------------------
   John L. Clendenin

  John M. Cranor III                    Director

-----------------------
  John M. Cranor III

  Lyle J. Everingham                    Director

----------------------
  Lyle J. Everingham

   Ned C. Lautenbach                    Director

----------------------
   Ned C. Lautenbach

   J. David Grissom                     Director

----------------------
   J. David Grissom

    Watts Hill, Jr.                     Director

----------------------
    Watts Hill, Jr.

  F. Warren McFarlan                    Director

-----------------------
  F. Warren McFarlan

    Martha R. Seger                     Director

-----------------------
    Martha R. Seger

   Larry D. Thompson                    Director

-----------------------
   Larry D. Thompson

By: ___________________________

       R. MICHAEL SLAVEN

       Attorney-in-fact

                                INDEX TO EXHIBITS

       Exhibit

        Number                          Description of Exhibits
         4.1**            Providian Corporation's Stock Option Plan.

                        (Incorporated by reference to Appendix A of Providian Corporation's 1995 Proxy Statement)

         4.2*            Certified resolution of Providian Corporation's Human
                        Resources Committee dated February 21, 1996 amending the 1995 Stock Option Plan
         5.1**            Opinion of Counsel of Stites & Harbison
         23.1**           Consent of Ernst & Young LLP, independent auditors of
                        Providian Corporation

         23.2**           Consent of Stites & Harbison, independent counsel of
                        Providian Corporation (included in Exhibit 5)

         24.1*           Powers of Attorney authorizing Steven T. Downey, James
                        V. Elliott, and R. Michael Slaven to sign the Registration Statement in any and all capacities on behalf of Irving W. Bailey, II; Steven T. Downey; James
                        V. Elliott; Shailesh J. Mehta; John M. Cranor III; Lyle
                        J. Everingham; J. David Grissom; Watts Hill Jr.; Ned C. Lautenbach; F. Warren McFarlan; Martha R. Seger; Florence R. Skelly

         24.2*           Certified resolution of Providian Corporation's Board
                        of Directors authorizing the execution of powers of attorney

* Filed herewith
**Previously filed


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